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                                                                    EXHIBIT 99.2

               [LETTERHEAD OF WORLDWIDE RESTAURANT CONCEPTS, INC.]

FOR IMMEDIATE RELEASE

December 3, 2002

              WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES OPENING
                            OF THE 17TH PAT & OSCAR's

SHERMAN OAKS, Calif.--December 3, 2002--Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced the opening of the 17th Pat & Oscar's(SM) restaurant. Located in Puente Hills Mall, this restaurant is the first Pat & Oscar's to open in Los Angeles County as part of Worldwide Restaurant Concepts' strategy of expanding the Pat & Oscar's brand into new geographic markets.

"Puente Hills is the second of the five to six Pat & Oscar's(SM) restaurants we anticipate opening this fiscal year, but more importantly, it marks our entry into the Los Angeles market. We're excited about the many opportunities in this market and expect to open at least two other Los Angeles-area locations this fiscal year," said Charles Boppell, President and CEO of Worldwide Restaurant Concepts, Inc. Pat & Oscar's(SM) restaurants feature chicken, pizza, salads, ribs and award winning breadsticks served in a friendly, "quick casual" environment.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 322 Sizzler(R) restaurants worldwide, 110 KFC(R) restaurants primarily located in Queensland, Australia, and 17 Pat & Oscar's(SM) restaurants. Additional information about the Company can be found at www.wrconcepts.com.

                                     -more-

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Worldwide Restaurant Concepts, Inc.
Page 2 of 2

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include but are not limited to statements regarding: (i) the opening of an additional three to four Pat & Oscar's(SM) restaurants during the current fiscal year; and (ii) the opening of two additional Los Angeles-area Pat & Oscar's(SM) in the current fiscal year.

Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) Pat & Oscar's ability to acquire a sufficient number of sites that satisfy its real estate selection criteria; (b) the availability of capital to finance new Pat & Oscar's restaurants; and (c) other risks as detailed from time to time in the Company's SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

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